Exhibit 99.1

                              GEORGE R. JENSEN, JR.
                     CHAIRMAN & CEO, USA TECHNOLOGIES, INC.
                       ANNUAL SHAREHOLDERS' MEETING SPEECH
                                DECEMBER 13, 2005
                               ==================

The following presentation contains forward- looking statements. These statements are based on management's current expectations or beliefs, and are subject to uncertainty and changes in circumstances. The Company's actual results may differ materially from those projected in the presentation due to various factors, including changes in economic, business, competitive, technological, strategic or regulatory factors, and factors affecting the operations of the Company's business. Additional information concerning factors that could cause the actual results to materially differ from those in the forward-looking statements can be found in the Company's reports and filings with the Securities and Exchange Commission, including the Company's Report on Form 10-K for the fiscal year ended June 30, 2005, and in the Company's Quarterly Report on Form 10Q for the quarterly period ended September 30, 2005. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Good morning Ladies and Gentlemen.

Thank you for coming ... for taking time out of your busy schedules, especially as we enter the Holiday Season.

We have a full program planned that I think will surprise you ... packed with positive new developments that set the stage for long-term growth.

We have been through much together during these development years, and you stuck with us, for which I want to thank you.

For two successive years now, we have seen our stock hit a low in December, and then quickly rise.

It happened this time last year, and it's happening again.

Despite this, we have never been more confident about the prospects for USA Technologies.

We predict history will show that 2006 marked the beginning of sustained revenue growth for our company, and the generation of shareholder value.

Why?

Because, as we enter January 2006, we are doing so with:

      o     rising revenue

      o     lower expenses

      o     higher margins

      o     exciting new products

      o     and, large new customers


Put all that together with a sound business model of known returns on hardware sales, recurring revenue from service fees, and a diverse customer base and it provides a solid foundation for serious, long-term growth for our company.

They are also the ingredients for what we believe will drive a long-term trend for a rising stock price.

Supporting that trend is a growing investor base.

We have added significant new investors over the past 12 months, today totaling more than 12,000 shareholders.

This is an exceptionally exciting time for USA Technologies.

We have entered what I consider to be the "growth stage" of our business.

All driven by providing convenience to the consumer ...

Higher revenue and cost savings for our customers ...

And data to help them run their business better through our USALive network ...

All of which represents a powerful value proposition to take all over the world.

We're seeing growing sales, an improved and growing product line, an increasing customer base, which includes industry leading companies, and key markets opening up ...

All leading to USA Technologies increasing its revenues over this fiscal year.

It has taken an enormous amount of hard work to get us to this point.

Behind us are 12 months of vital product and marketplace development.

We listened to our customers ... across all of our product lines.

We made changes that they recommended.

We streamlined designs, added new features, and lowered costs.

Because to compete and succeed in today's market, you must have products that are not only the best, but are also the most cost competitive, offering unbeatable value for customers.

For example, today we offer the one-piece ePort G5 (Generation 5).

It installs in 5 minutes. And we offer it for a little more than $300.

Also, there were communication dynamics that needed to improve to make our products competitive.

For instance, just 12 months ago modem's alone cost $300 ... now they cost $100.

Also, as all cell owners know, there is nothing more important than reliability of wireless connectivity.

And again, USA Technologies offers the highest quality wireless connectivity at the most competitive price, responding to a cost conscious market.

Consider this ...

Where once customers paid a monthly communication cost of $20 a month per terminal installed, we have negotiated agreements with companies like Cingular to reduce the cost to $2.50 a month per terminal.

We can now build the communication cost directly into our monthly service fee, making available the complete program at a more affordable price, and in a more convenient way.

We're lowering costs in other ways.

We are in the early stages of manufacturing our products offshore ... like so many other American companies looking to be more competitive.

When we are in full force manufacturing overseas, we expect to run our company on a 50 percent profit margin for our products.

Lowering costs and introducing greater simplicity and ease of use also opens up new market opportunities, as I'll explain in more detail shortly.

We have imbedded our revolutionary ePort cashless transaction software into ZiLOG's new web-enabled chip.

That too helped bring down the cost of our ePort G5.

We incorporated the ePort-ZiLOG chip into our college laundry eSuds system, substantially lowering the cost there as well.

And we introduced a one-piece design for our Miser energy management product line.

As I mentioned a moment ago, we have also added new features to our products.

We now have the ability to accept payment on the e-Port network using Radio Frequency Identification (RFID).

It's why our radio frequency ePort products and network are now being used by some of the biggest cashless transaction companies in the world - including MasterCard.

We are also in negotiations with other credit/debit card companies in the industry.

MasterCard conducted extensive research, and they decided we had the most reliable, leading edge cashless technology for the vending industry.

By simplifying our designs, adding features and bringing down the cost, we're making it possible for our customers to enjoy a greater return on investment when buying our products ... whether it is e-Port, Business Express, e-Suds, or our Miser Energy Management Products.

We are confident ... calendar year 2006 is going to be our breakout year.

And already this month is shaping up to be a record month with expected sales to reach one million dollars.

The fact is, we are dominating four key markets with a bigger, better product line, developed to the next level ...

The challenge now is to continue to develop marketplace opportunities, and we are doing just that.

      o With our EnergyMisers for the energy management to lower energy consumption in today's worsening global energy crisis

      o     With ePort for cashless transactions

      o     eSuds for the college laundry market

      o And Business Express for our growing 24x7 unattended office services product line

We have little competition in these four business segments because of our technology leadership, and more and more the industry is beginning to realize that fact.

The World is going cashless.

The networked world is driving business ... and our every day lives.

And USA Technologies is becoming a major network player through our expanding USA Live network, serviced and supported by IBM.

We are the undisputed leader in credit card vending

According to the Nilson Report, we have approximately a 90 per cent share.

Nilson forecasts that one-half of the 8 million vending machines in the US will accept credit cards by 2009.

MasterCard knew it ... it's one of the reason they chose us to partner with to introduce contactless credit/debit cards for vending machines.

MasterCard sees the 40 billion dollar vending industry as one of the last large frontiers for a major cashless opportunity.

And MasterCard sees contactless cards as the way to the future for its convenience and simplicity, and especially to strengthen security.

Contactless is a safer way to avoid identify theft.

But there's more ...

The two biggest players in coin and bill acceptors chose us to provide the cashless element.

MEI and Coin Co have developed what is known in the industry as Combo acceptors
- readers that take both credit cards and bills.

They chose USA Technologies to develop their cashless technology.

That's huge recognition by the two biggest companies in the industry who, together have 100 percent share of the coin and bill market.

Customers can buy their cashless solutions from MEI, from Coin Co ... or directly from us.

And because the solutions are connected to our USA Live network, we receive the normal service fee, as well as a percentage of the credit card transaction fee.

Both Coin Co and MEI demonstrated their new Combo readers in our booth at the recent NAMA show in Orlando, the vending industry's national trade show, which was our best show ever.

Aramark, a local multi billion-dollar company with vending services installed on 400 college campuses, also chose us for our cashless technology.

Our ePort has been modified to take Aramark's Scan Plus credit/debit card.

It's already being installed on Aramark's vending machines located in universities.

There's more news ...

eSuds is now operational on a growing number of college campuses, including Rutgers and Temple, two of the biggest universities in the United States. USA Technologies' eSuds is getting an extraordinary positive reaction from our customers in the college laundry market, which is good news since there are nearly 1 million washers and dryers in the United States alone.

And remember, eSuds operates much the same as our ePort business model.

We receive the revenues from the selling of hardware and we receive a monthly service fee.

And then there's Business Express, our unattended office service business that is now returning more than $2 million in annual business, and continues to grow.

We recently introduced two new products at the New York International Hotel, Motel and Restaurant Show.

We launched our new PC Express and Laptop Print Express and both were finalists in the editor's choice award for the best new product at the show.

In 2004, our Business Express Mini was a finalist, and in 2003, the Business Express Space Saver won the best new technology and best in show awards.

For our energy miser products the need keeps getting more obvious.

With the energy crisis showing no signs of easing, energy conservation is on everybody's mind ... including the Federal Government and some of the world's largest and most influential companies.

Energy prices are at record highs, and businesses the world over are looking at energy management technology to help ease the drain on the energy grid, and lower energy costs.

Our EnergyMiser technology has the capability of reducing energy consumption by half in vending machines and coolers worldwide, and the benefits are immediate.

Vending machines and coolers cost between $300 and $400 a year to operate, and with an estimated 30 million vending machines and 40 million coolers in the world, the savings can be measured in the billions of dollars.

In addition, we have a 5-year contract with the General Services Administration, the Federal Government's purchasing arm, for the purchase of our energy miser products.

The US Government reportedly has more than 1 million machines in facilities worldwide ... and all are capable of using our EnergyMiser products.

The GSA enables all Federal Government agencies worldwide, including the military, to purchase energy management products directly from our company at predetermined prices ... and they can purchase over the Internet, directly from GSA Advantage.gov

The GSA's interest is further evidence of our leading edge technology and the quality in our product line.

Last year we sold 16,000 EnergyMisers.

In calendar year 2006 we expect to sell in excess of 70,000 units - a more than four-fold increase -- and build from there.

And one of the reasons for this expected growth is Pepsi who is now our largest customer.

Earlier this year I announced that Pepsi had agreed to purchase and install VendingMisers in the vending machines of a Fortune 50 retailer with an initial order of one million dollars.

We already have 100 independent Pepsi bottlers installing Vending Misers nationwide.

We have worked tirelessly this year to do what we told you we would:

      o We said we would implement 2000 eSuds connections this past summer...

            o     and we did - to Rutgers, Temple, and others

      o     We said we expected to have $1 million in revenues this month...

            o     and we are right on track to do just that

      o     We said we would take our expenses down...

            o and we did - with a reduction of approximately 20% reflected in our last 10Q.

      o We said we would lower our cost of goods by taking production offshore

            o and we did - setting the stage to attain our goal of 50% margins

      o     We said we would protect our intellectual property

            o     and we did - as we now have 63 patents issued and 25 pending

      o We said we would do a nationwide rollout with Pepsi of our energy products to a Fortune 50 retailer...

            o     and we are...

I am pleased to tell you that the Fortune 50 retailer is Wal-Mart.

And to tell you more, it's my pleasure to introduce Stephen Herbert, President and Chief Operating Officer.

Thank you ... now here's Steve Herbert.